Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
MOCON, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Minneapolis, Minnesota
June 17, 2011